UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                                                                                           April 3, 2009

PGT, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52059	20-0634715
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1070 Technology Drive, North Venice, Florida, 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                Other Events.

The 2009 Annual Meeting of Stockholders of PGT, Inc. (the “Company”) will be held on Tuesday, May 12, 2009 at 12:00  p.m. eastern time at the Roosevelt Hotel, Madison Avenue at 45th Street, New York, New York.   At the 2009 annual meeting, stockholders will be asked to elect three directors to the Board of Directors, each for a three-year term; and ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2009 fiscal year.  The date of the Company's 2009 annual meeting of stockholders is more than thirty days before the anniversary date of our 2008 annual meeting of stockholders, which was held on July 23, 2008.  To accommodate the change in the date of the annual meeting, the Company is changing the deadline for proposing actions for consideration at the 2009 annual meeting.   Proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2009 annual meeting of stockholders must be received by the Company no later than the close of business on April 14, 2009 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.  Proposals by stockholders to bring business before the 2009 annual meeting that are not included in the Company's proxy statement pursuant to Section 14a-8 must be received by the Company no later than the close of business on April 14, 2009.  Such notice must contain certain information about the business the stockholder seeks to bring and about the stockholder who proposes the business as more fully described in the Company's bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT, Inc.

	By:	/s/ Mario Ferrucci III
Name: Mario Ferrucci III
Title: Vice President and General Counsel
Dated: April 3, 2009